SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) July 29, 2005

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070-3557
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

12401 South 450 East, Building D1, Salt Lake City, Utah 84020
(Former Name or Former Address, If Changed Since Last Report.)

Section 8 — Other Events

Item 8.01      Other Events

        Golden Eagle has moved its principal executive offices to the following address:

        Golden Eagle International, Inc.
        9661 South 700 East
        Salt Lake City, Utah 84070-3557

        Telephone, fax, e-mail and web site will all remain the same:

        Telephone: (801) 619-9320
        Fax: (801) 619-1747
        E-Mail: Info@geii.com
        Web Site: www.geii.com

        Golden Eagle’s web site, www.geii.com, and telephone system may be down during the move beginning Friday afternoon, July 29, 2005, but will be up and operating as soon as possible.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of July, 2005.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer